UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 08, 2024

SUPERIOR ENERGY SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34037	87-4613576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 654-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Effective as of May 8, 2024, Superior Energy Services, Inc. (the “Company”) entered into a restricted stock unit (“RSU”) agreement for non-employee independent directors (each, a “Non-Employee Director RSU Agreement” and, collectively, the “Non-Employee Director RSU Agreements”) with, and issued 2,540 RSUs (with a number of corresponding shares of the Company’s Class A common stock underlying such RSUs) under the Company’s 2021 Management Incentive Plan and 2024 Non-Employee Director Compensation Plan (the “Plans”) to, each of Julie Robertson and Rebecca Bayless (the “RSU Awards”) as non-employee directors of the Company following their election or re-election, as the case may be, to the board of directors (the “Board”) of the Company at the Meeting (as defined below).

The RSU Awards will vest in three equal installments over a period of three years, subject to earlier vesting and forfeiture on terms and conditions set forth in the applicable Non-Employee Director RSU Agreement. The issuance of the RSU Awards (and any corresponding shares of the Company’s Class A common stock) pursuant to the Non-Employee Director RSU Agreements under the Plans is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 8, 2024, the Company held its Annual Meeting of Stockholders (the “Meeting”). Of the 20,174,135 shares of common stock outstanding and entitled to vote as of the record date, 14,467,329 shares, or approximately 71.71%, were present in person or represented by proxy at the Meeting. At the Meeting, the Company’s stockholders approved all of the nominees to the Board, specifically the election of each of Joseph Citarrella, Daniel Flores, Brian Moore, Julie Robertson, Rebecca Bayless and Ian Foster as a director to hold office until the Company’s annual meeting of stockholders in 2025 and until their respective successor is duly elected and qualified or until their earlier death, resignation or removal.

The final results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For
	Number	% of Votes Cast	Withheld
Election of Directors
Joseph Citarrella	14,466,836	71.71%	493
Daniel Flores	14,465,830	71.70%	1,499
Brian Moore	14,466,913	71.71%	416
Julie Robertson	14,466,990	71.71%	339
Rebecca Bayless	14,466,990	71.71%	339
Ian Foster	14,466,913	71.71%	416

There were no votes cast against, abstentions or broker non-votes.

As previously disclosed in Part II, Item 9B, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on March 8, 2024 and in its Current Report on Form 8-K filed on March 20, 2024, Michael Y. McGovern and Krishna Shivram did not stand for re-election at the Meeting and stepped down from the Board and all committees of the Board as of the date of the Meeting. Mr. McGovern’s resignation as Executive Chairman was also effective as of the date of the Meeting, and Mr. Moore’s appointment as non-executive chairman of the Board became effective as of such date. Rebecca Bayless, a new member of the Board, was elected to the Board by the Company’s stockholders at the Meeting (as described above) and appointed to serve on the Compensation Committee of the Board and as Chairperson of the Audit Committee.

See the Company’s Current Report on Form 8-K filed on March 20, 2024, including the Company’s notice of Meeting and related proxy statement and proxy card for the Meeting filed as Exhibit 99.1 and 99.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Energy Services, Inc

Date:	May 9, 2024	By:	/s/ James W. Spexarth
James W. Spexarth Executive Vice President, Chief Financial Officer and Treasurer